Exhibit 4.10.8

SUPPLEMENTAL AGREEMENT NO. 8

to

Purchase Agreement No. 3075

between

THE BOEING COMPANY

and

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

Relating to Boeing Model 787-859 and 787-9 Aircraft

THIS SUPPLEMENTAL AGREEMENT, is entered into as of the 3rd day of May 2018, by and between THE BOEING COMPANY, a Delaware corporation with its principal offices in the City of Seattle, State of Washington, USA (Boeing), and AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA, a company organized under the laws of the country of Columbia (Buyer);

Recitals

1. Boeing and Buyer entered into Purchase Agreement No. PA-3075, dated 03 October 2006, as amended and supplemented (the Agreement) relating to the purchase and sale of Boeing Model 787-859 and 787-9 aircraft (Aircraft).

2. Pursuant to paragraph 2 of Letter Agreement AVI-PA-3075-LA-1704835 to the Agreement, titled “Open Configuration Matters 787-9”, Boeing is incorporating the Customer Configuration Changes into the Agreement.

Agreement

The parties agree to amend the Agreement as follows:

PA3075 SA-8	AVI STA

1.	Table of Contents.

Remove and replace the current Table of Contents with a new Table of Contents (attached hereto) to reflect the incorporation of this Supplemental Agreement No. 8 (SA-8) to the Agreement.

3.	Exhibits.

Remove and replace Exhibit A-1 with a new Exhibit A-1 (attached hereto) to reflect incorporation of the Customer Configuration Changes to the Agreement.

This SA-8 will expire if not signed by Buyer on or before May 18, 2018.

The Agreement, Pricing Tables, and Exhibits shall be deemed amended to the extent herein provided and as so amended shall continue in full force and effect. In the event of any inconsistency between the above provisions and those provisions contained in the Agreement, the terms of this SA-8 will govern and control.

PA3075 SA-8	AVI STA

EXECUTED IN DUPLICATE as of the date written above,

THE BOEING COMPANY

By

Its Attorney-In-Fact

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

/s/ Roberto Held
Legal Representative

Its

PA3075 SA-8	AVI

TABLE OF CONTENTS

ARTICLES		SA NUMBER

1.	Quantity, Model and Description
2.	Delivery Schedule
3.	Price
4.	Payment
5.	Miscellaneous

TABLE

1-1	Aircraft Information Table	SA-6
1-2	Aircraft Information Table	SA-6
1-3	Aircraft Information Table	SA-7
1-4	Aircraft Information Table 787-9	SA-8

EXHIBIT

A.	Aircraft Configuration	SA-5

A-1.	Aircraft Configuration 787-9	SA-8

B.	Aircraft Delivery Requirements and Responsibilities

SUPPLEMENTAL EXHIBITS

AE1.	Escalation Adjustment/Airframe and Optional Features

BFE1	Buyer Furnished Equipment Variables	SA-3

BFE1-1.	Buyer Furnished Equipment Variables 787-9	SA-7

CS1.	Buyer Support Document

EE1.	Engine Escalation/Engine Warranty and Patent Indemnity	SA-2

SLP1.	Service Life Policy Components

PA3075 SA-8	AVI STA

LETTER AGREEMENTS		SA NUMBER

3075-01	787 Open Configuration Matters
3075-02	787 Spare Parts Commitment
3075-03	787 Spare Parts Initial Provisioning
3075-04	Aircraft Model Substitution
3075-05	Demonstration Flight Waiver
3075-06	Schedule Reliability
3075-07	Spare Parts — Flight Crew Training

6-1162-DME-0895	AD Cost Materials

6-1162-DME-0896R1	Performance Guarantees and Attachments	SA-6

6-1162-DME-0897	Alternate Engine Selection	SA-2

6-1162-DME-0898	GEnx Performance Retention and Attachment	SA-2

6-1162-DME-0899	Trent Performance Retention and Attachment

6-1162-DME-0900	Maintenance Cost Guarantees and Attachment

6-1162-DME-0901R4	Advance Payment Matters and Attachments A & B SA-7

6-1162-DME-0902	Promotional Support	SA-1

6-1162-DME-0903R2	Purchase Rights	SA-3

6-1162-DME-0904R1	Special Matters	SA-6

6-1162-DME-0905R1	Escalation Risk Control Facility and Attachments A & B	SA-3

~~6-1162-DME-0905-01~~	~~Fixed Escalation factors~~	SA-3

~~6 1162 DME 0905 02~~	~~Process for Fixing Escalation Factors~~	SA-3

6-1162-DME-0906R1	Customer Services Matters and Attachment	SA-2

6-1162-DME-0907	AGTA Matters

~~6-1162-DME-1089 R1~~	~~Banded Fixed Escalation Program~~	SA-3

6-1167-DME-1347	Additional Special Matters — Scheduled Month Aircraft	SA-3

LA-1704594	Aircraft Performance Guarantees 787-9	SA-7

LA-1704834	Special Matters 787-9	SA-7

LA-1704835	Open Configuration Matters 787-9	SA-7

LA-1704838	Advance Payment Matters 787-9	SA-7

LA-1704897	Maintenance Cost Guarantees 787-9	SA-7

RECORD OF SUPPLEMENTAL AGREEMENTS

SA-1	28 March	2007
SA-2	21 November	2007
SA-3	26 September	2012
SA-4	11 January	2013
SA-5	15 April	2014
SA-6	25 July	2017
SA-7	19 September	2017
SA-8	3 May	2018

PA3075 SA-8	AVI STA

Table 1-4 To

Supplemental Agreement No. 8 Purchase Agreement No. PA-03075

787-9 Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	787-9	545,000 pounds
Engine Model/Thrust:	TRENT1000-N	76,000 pounds
Airframe Price:
Optional Features:
Sub-Total of Airframe and Features:
Engine Price (Per Aircraft):
Aircraft Basic Price (Excluding BFE/SPE):
Buyer Furnished Equipment (BFE) Estimate:
Fixed In-Flight Entertainment (IFE):
Seller Purchased Equipment (SPE) Estimate:
Deposit per Aircraft:

Airframe Price Base Year/Escalation Formula:	Jan-17	ECI-MFG/CPI
Engine Price Base Year/Escalation Formula:	Jan-17	787 ECI-MFG CPI Eng
Airframe Escalation Data:
Base Year Index (ECI):
Base Year Index (CPI):
Engine Escalation Data:
Base Year Index (ECI):
Base Year Index (CPI):

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Escalation Factor (Engine)	Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft (Amts. Due/ Mos. Prior to Delivery):

May-2019	1
Aug-2019	1
0ct-2019	1
Total:	3

AVI-PA-03075 109000-1F.txt	Page 1
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AIRCRAFT CONFIGURATION

between

THE BOEING COMPANY

and

AEROVIAS DEL CONTINENTE AMERICANO S.A.

AVIANCA

EXHIBIT A to PURCHASE AGREEMENT

NUMBER

PA-03075

P.A. 3075-SA-8	Page 1
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EXHIBIT A

AIRCRAFT CONFIGURATION

DATED May 3, 2018

relating to

BOEING MODEL 787-9 AIRCRAFT

The Detail Specification is Boeing document number                                    XXXXX (replace “XXXXX” by actual Aircraft manufacturer’s serial number), to be released approximately thirty (30) days prior to the scheduled Aircraft delivery. The Detail Specification provides further description of Customer’s configuration set forth in this Exhibit A. Such Detail Specification will be comprised of Boeing configuration specification                                                                          as amended to incorporate the optional features (Options) listed below, including the effects on Manufacturer’s Empty Weight (MEW) and Operating Empty Weight (OEW). As soon as practicable, Boeing will furnish to Customer copies of the Detail Specification, which copies will reflect such Options. The Aircraft Basic Price reflects and includes all effects of such Options, except such Aircraft Basic Price does not include the price effects of any Buyer Furnished Equipment or Seller Purchased Equipment.

P.A. 3075-SA-8	Page 2
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Exhibit A To

Boeing Purchase Agreement

Customer Log:
Customer:	AVI-Avianca
Model:	787-9
Base Date:	JAN 2017
Qty of A/C:	3

2017$
3 A/P
Price
CR	Title	Per A/C $
0110B750A60	MAJOR MODEL 787 AIRPLANE
0110B750A66	MINOR MODEL 787-9 AIRPLANE
0130E857W64	INTERIOR ARRANGEMENT - 309 PASSENGERS - AVIANCA (AVI)
0220E951B42	TYPE CERTIFICATE & CERTIFICATE OF AIRWORTHINESS
0221D047K94	TAKEOFF AND LANDING WITH TAILWIND UP TO 15 KNOTS
0221D047K95	ENGINE INOPERATIVE TEN-MINUTE TAKEOFF THRUST OPERATION
0222E951B33	ALTERNATE FORWARD CENTER-OF-GRAVITY VALUES
0228C512A10	FLIGHT CREW OPERATIONS MANUAL DATA IN COMPLIANCE WITH FAA REQUIREMENTS
0228E951B34	AIRPLANE FLIGHT MANUAL
0352C512A15	CUSTOMIZED LOADING SCHEDULE FOR WEIGHT AND BALANCE CONTROL - UNIVERSAL INDEX LOADING
0910C512A16	AFT TOW FITTING - NOSE LANDING GEAR
1110E556A56	NON-STANDARD NACELLES COLOR
1110E857U82	EXTERIOR COLOR SCHEME AND MARKING
1130C171N57	FOREIGN REGULATORY AIRPLANE REGISTRY PLACARD
1130E176C10	EXTERNAL DATA PLATE
1130E857U83	INTERIOR PASSENGER COMPARTMENT PLACARDS AND MARKINGS
1130E857U87	LEASING/OWNERSHIP NAMEPLATES
1200D047F19	SERVICE OPTION - ENHANCED AIRBORNE FLIGHT RECORDER (EAFR) STATEMENT OF COMPLIANCE LETTER
2120D047G27	PERSONAL AIR OUTLET (PAO) FOR PASSENGER
2154C512B72	FORWARD CARGO COMPARTMENT AIR-CONDITIONING SYSTEM
2170C512A18	FLIGHT DECK HUMIDIFICATION SYSTEM
2324E556C53	FIXED EMERGENCY LOCATOR TRANSMITTER (ELT) - ANTENNA & CONTROL PANEL, SERIAL USER PROTOCOL WITH AIRCRAFT 24-BIT ADDRESS
2327C512H95	ATN DATALINK
2351E556B30	FLIGHT INTERPHONE - HAND-HELD MICROPHONES AND HOLDER - CAPTAIN, FIRST OFFICER
2351E556B31	FLIGHT INTERPHONE - HAND-HELD MICROPHONES AND HOLDER - FIRST OBSERVER

P.A. 3075-SA-8	Page 3

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2375C512B73	FLIGHT DECK ENTRY VIDEO SURVEILLANCE SYSTEM (FDEVSS)
2523E857U91	PASSENGER SERVICE UNIT (PSU) & OXYGEN MASK LOCATION ARRANGEMENT INSTALLATION
2524E857W03	CLOSET - FULL HEIGHT - C1F-1L
2524E857W07	CURTAIN - CREW REST ENCLOSURE - ROW 40 CENTERLINE
2524E857W08	PARTITION - OUTBOARD - DOOR 4L FWD
2524E857W09	PARTITION - OUTBOARD - DOOR 4R FWD
2524E857W10	CURTAIN - DR1 CTR
2524E857W11	CURTAIN - DOOR 1L - AFT
2524E857W12	CURTAIN - DOOR 1R-AFT
2524E857W13	CURTAIN - DOOR 1L - AFT - 2
2524E857W14	CURTAIN - DOOR 1R - AFT - 2
2524E857W15	CURTAIN - DOOR 2L - FWD
2524E857W16	CURTAIN - DOOR 2R - FWD
2524E857W17	CURTAIN - DOOR 2L - AFT
2524E857W18	CURTAIN - DOOR 2R - AFT
2524E857W21	CURTAIN - DOOR 4L - CROSS-AISLE
2524E857W22	CURTAIN - DOOR 4R - CROSS-AISLE
2524E857X25	CURTAIN - DOOR 2L - AFT - 2
2524E857X26	CURTAIN - DOOR 2R - AFT - 2
2524E939K70 2524E939K71	CURTAIN - CREW REST ENCLOSURE - ROW 41 CENTERLINE TBS3 - BUSINESS CLASS FRONT ROW MONUMENTS - ZAII - BFE
2525E857U93	PASSENGER SEAT INSTALLATION - BUSINESS CLASS - ZSUS - CIRRUS III-28 PAX-BFE
2525E939K83	ECONOMY CLASS SEAT - ZODIAC SEATS US - 5751 - 9 ABREAST SEATING (3-3-3)
2525E951B35	TAMPER EVIDENT LIFE VEST SEALS
2526E857W01	CABIN ATTENDANT PANEL
2526E857W02	VIDEO CONTROL STATION (VCS) - WALL MOUNTED
2526E857W23	ATTENDANT SEAT - STANDARD - DOOR 1L FWD - AS1F-1L
2526E857W24	ATTENDANT SEAT - STANDARD - DOOR 1L AFT - AS1A-1L
2526E857W25	ATTENDANT SEAT - STANDARD - DOOR 1R AFT - AS1A-1R
2526E857W26	ATTENDANT SEAT - STANDARD - DOOR 2L FWD - AS2F-1L
2526E857W27	ATTENDANT SEAT - STANDARD - DOOR 2R FWD - AS2F-1R
2526E857W28	ATTENDANT SEAT - STANDARD - DOOR 2L AFT - AS2A-1L
2526E857W29	ATTENDANT SEAT - STANDARD - DOOR 2R AFT - AS2A-1R
2526E857W30	ATTENDANT SEAT - STANDARD - DOOR 3L FWD - AS3F-1L
2526E857W31	ATTENDANT SEAT - STANDARD - DOOR 3R FWD - AS3F-1R
2526E857W32	ATTENDANT SEAT - HIGH COMFORT - DOOR 4 LEFT CTR - AS4A-1LC
2526E857W33	ATTENDANT SEAT - HIGH COMFORT - DOOR 4 RIGHT CTR - AS4A-1RC
2526E857X27	ATTENDANT SEAT - STANDARD - DOOR 4L AFT - AS4A-1L
2526E857X28	ATTENDANT SEAT - STANDARD - DOOR 4R AFT - AS4A-1R
2527E095A67	TBS3 - GALLEY & ENTRY FLOOR MAT - NON-ICO COLOR
2527E857U98	FLOOR COVERING COLLECTOR
2528C512F39	DOOR 4 OVERHEAD CEILING STOWAGE

P.A. 3075-SA-8	Page 4

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2528E857W34	LITERATURE POCKETS
2528E857W38	OVERHEAD STOWAGE BINS
2528E857W40	ATTENDANT MODULES (AMODS)
2528E857W41	FLOOR MOUNTED STOWAGE UNIT - DOOR 3C FWD
2528E857W42	FLOOR MOUNTED STOWAGE UNIT - DOOR 3L FWD
2528E857W43	FLOOR MOUNTED STOWAGE UNIT - DOOR 3R FWD
2528E857W44	FLOOR MOUNTED STOWAGE UNIT - DOOR 4C FWD
2528E857W45	FLOOR MOUNTED STOWAGE UNIT - DOOR 4L FWD
2528E857W46	FLOOR MOUNTED STOWAGE UNIT - DOOR 4R FWD
2529C171K37	OVERHEAD FLIGHT CREW REST (OFCR) - 58” SINGLE SEAT - STABLE SYSTEMS, EQUIPMENT AND MODULES
2529E857W47	MEDICAL ELECTRICAL OUTLETS
2529E857W48	OVERHEAD FLIGHT CREW REST (OFCR) - 58-INCH SINGLE SEAT ENCLOSURE SELECTABLES
2530E095B62	TBS3 - GALLEY G1F-1C - DOOR 1 FWD CENTER - DUST BAG HOLDER
2530E857W66	TBS3 - CUSTOMER SPECIFIED STANDARD CONTAINERS - CERTIFICATION
2530E857W68	GALLEY - FAMILY 1 - G1F-1C
2530E857W69	GALLEY - FAMILY 5A- G2F-1C
2530E857W70	GALLEY - FAMILY 6E - G2A-1C
2530E857W73	GALLEY - FAMILY 50 - G4A-1C
2530E857X33	GALLEY - FAMILY 21A - G4F-1C
2530E857X44	GALLEY - FAMILY 33 - G2F-1L
2530E857X45	GALLEY - FAMILY 33 - G2F-1R
2530E939K98	GALLEY - INSERT PART NUMBERS - ELECTRICAL - AVI
2530E939K99	TBS3 - CUSTOMER SPECIFIED GALLEY CARTS - CERTIFICATION
2540E095A72	TBS3 - LAVATORIES - FLOOR MAT - NON-ICO COLOR - AVI
2540E857W74	TBS3 - LAVATORIES - SANITARY WIPE DISPENSER HOLDER INSTALLATION
2540E857W75	TBS3 - LAVATORIES - TOILET SEAT COVER DISPENSER HOLE COVER
2540E857W81	LAVATORY - FAMILY 11 - L1A-1L
2540E857W82	LAVATORY - FAMILY 12 - L1A-1R
2540E857X34	LAVATORY - FAMILY 95 - L3F-1LC
2540E857X35	LAVATORY - FAMILY 96 - L3F-1RC
2540E857X36	LAVATORY - FAMILY 11 - L2A-1L
2540E857X39	LAVATORY - FAMILY 12 - L2A-1R
2540E857X40	LAVATORY - FAMILY 11 - L3F-1L
2540E857X41	LAVATORY - FAMILY 12 - L3F-1R
2560C171H74	PROTECTIVE BREATHING EQUIPMENT- FLIGHT DECK - AVOX - P/N 802300-14
2560E951B36	CREW LIFE VESTS - FLIGHT DECK - NON-STANDARD - BFE
2560F079J39	TBS3 - PORTABLE FIRE EXTINGUISHER - CLEAN AGENT - INSTALLATION - FLIGHT DECK - KIDDE
2562E857W49	OVERWATER EMERGENCY EQUIPMENT
2564E857W50	DETACHABLE EMERGENCY EQUIPMENT

P.A. 3075-SA-8	Page 5
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2566C512A88	ESCAPE SYSTEM, PASSENGER CAPACITY UP TO 355 WITH SLIDE/RAFTS AT ALL DOORS (C-A-A-A)
3245C513A04	WHEELS AND CARBON BRAKES - MESSIER-BUGATTI
3350E939K72	TBS3 - EMERGENCY ESCAPE PATH LIGHTING - FLOOR MOUNTED - PHOTOLUMINESCENT - LUFTHANSA TECHNIK - BFE
3520C513A10	PASSENGER OXYGEN MEDIUM CAPACITY DESCENT
3810C512A56	POTABLE WATER STORAGE CAPACITY INCREASE - 270 GALLONS
3810C512C10	POTABLE WATER PRE-SELECT AT ATTENDANT CONTROL PANEL
4420C512G92	WALL-MOUNTED VIDEO CONTROL STATION (VCS) EQUIPMENT - PANASONIC
4420D047L04	THREE CONTENT SERVERS TWO NETWORK CONTROLLERS CONFIGURATION E-2 RACK INSTALLATIONS (-9 ONLY) - PANASONIC
4420D942A62 4420D985A07	ACARS ACTIVATION - PANASONIC
TBS3 - INFLIGHT ENTERTAINMENT SYSTEM - INSTALLATION - ECO 11 INCH DISPLAY - OVERHEAD FLIGHT CREW REST
4420F163B36	PANASONIC IN-SEAT VIDEO EQUIPMENT - ECONOMY CLASS SEATS
4420F163B43	PANASONIC IN-SEAT VIDEO EQUIPMENT - BUSINESS CLASS SEATS -16” ELITE
4420F163B50	OVERHEAD FLIGHT CREW REST IFE EQUIPMENT INSTALLATION - PANASONIC
4420F163B53	INFLIGHT ENTERTAINMENT SYSTEM - COLOR DEFINITION - PANASONIC
4611C512A60	SECOND MAINTENANCE SYSTEMS FILE SERVER MODULE
4611C947B61	AIRLINE FILE SERVER MODULE (AFSM)
4611D855A30	TERMINAL CELLULAR SYSTEM
5621E857X42	WINDOW PLUGS
7200B750A70	ROLLS-ROYCE PROPULSION SYSTEM
7200E951B37	ROLLS-ROYCE TRENT 1000 THRUST RATINGS - TRENT 1000-N
7900E556C05	LUBRICATING OIL - EASTMAN 2197
MISC	INTERIOR ALLOWANCE
SUBTOTAL OPTIONS SUBJECT TO ESCALATION

2120D047G27ADJ	PERSONAL AIR OUTLET (PAO) FOR PASSENGER
TOTAL OPTIONS SUBJECT TO ESCALATION

FIXED PRICE OPTIONS:
4420AVIP309	AVI - PANASONIC IFE SYSTEM PRICE
TOTAL FIXED PRICE OPTIONS

P.A. 3075-SA-8	Page 6
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